                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): April 9, 2001

                                 ESG RE LIMITED
             (Exact Name of Registrant as Specified in its Charter)

         Bermuda                      000-23481              Not Applicable
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
   of Incorporation)                                       Identification No.)


                 16 Church Street                      Not Applicable
             Hamilton HM11, Bermuda                      (Zip Code)
    (Address of Principal Executive Offices)

                                 (441) 295-2185
              (Registrant's telephone number, including area code)

          (Former Name or Former Address, if Changed Since Last Report)


ITEM 5. OTHER EVENTS.

In a letter dated April 9, 2001, ESG Re Limited (NASDAQ: ESREF) responded to a letter sent by Mr. Peter Collery of SC Fundamental and addressed to each member of the Board of Directors. As requested by Mr. Collery in his letter, we are making our response public through the filing of this 8-K.

ITEM 7. EXHIBITS. Exhibit 20 Letter to Mr. Peter Collery from Mr. Alasdair Davis dated April 9, 2001 is attached.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2001

                                          ESG RE LIMITED
                                          By: /s/ Margaret L. Webster
                                                -------------------------
                                                Margaret L. Webster


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                                [ESG LETTERHEAD]

Peter M Collery
SC Fundamental LLC
10 East 50th Street
New York
NY10022
USA
                                                                  ALASDAIR DAVIS
                                                         CHIEF OPERATING OFFICER


Hamilton, April 05, 2001


Dear Mr Collery

Thank you for your letter dated March 23, 2001. In this letter, you reiterate the demand in your November 16, 2000 letter that the ESG Re Board of Directors initiate either a sale or a liquidation of the Company. Your most recent letter suggests that there has been no response to your recommendations. Your comments were considered carefully and were addressed by the Company.

In December 2000, ESG filed an SEC Form 8-K that attached a "statement of outlook". The statement outlined a business plan under which the Company had curtailed unprofitable activities in order to focus on two main core lines of business. The statement was addressed to shareholders, employees and customers, and it was a response to the comments in your letter of November 16, 2000.

The ESG Board of Directors is prepared to consider any transaction that would enhance shareholder value. The Board is mindful that shareholders voted at last year's annual meeting on a resolution encouraging discussions with possible purchasers. No potential purchaser has approached us. The Board is prepared to act in the interests of all shareholders in considering any transaction.

A liquidation would involve a cumbersome process that could extend for years. The resources needed to resolve issues associated with a liquidation would drain the Company's assets without affording shareholders the benefit of premium income from continuing operations.

ESG's businesses are supervised by many non-US governmental bodies and regulators. Public disclosure of differences in opinion between management and any shareholder, while common in the United States, may be disconcerting to regulators in other countries not familiar with US practices. There is always the risk that such discussions may be taken out of context, and the result could be actions that are detrimental to the Company's ability to conduct business.

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The ESG Board and senior management are committed to implementing a business plan that enhances shareholder value. We welcome input from you and other ESG shareholders. In an effort to accommodate your request to make this response available to all ESG shareholders, a copy of this letter is being filed publicly.

I am available to meet with you at the Company's offices in Dublin.


Very truly yours,




-------------
Alasdair Davis